UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2010, Chaparral Energy, Inc. and certain of its subsidiaries entered into a Purchase Agreement with J.P. Morgan Securities LLC, as Representative of the several Initial Purchasers named therein (the “Initial Purchasers”), to sell to the Initial Purchasers $300,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2020 (the “Notes”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Chaparral Energy, Inc. and certain of its subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The description of the provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K. Chaparral Energy, Inc. is referred to as “we” or “our” in this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance and Sale of Senior Notes

On September 16, 2010, we successfully completed the issuance and sale of $300,000,000 aggregate principal amount of our Notes. We issued the Notes pursuant to an indenture, dated as of September 16, 2010, by and among us, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Notes are guaranteed (the “Guarantees”) on a senior basis by certain of our subsidiaries who are Guarantors. The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In conjunction with this transaction, our senior secured revolving credit facility borrowing base will be automatically reduced by twenty five percent of the additional debt from these Notes. The new borrowing base will be $375.0 million, down from the initial $450.0 million. We intend to use net proceeds from the sale of the Notes, $287.0 million, to repay all amounts outstanding under our senior secured revolving credit facility, approximately $206.0 million, and for general corporate purposes. We may reborrow under this credit facility, subject to our borrowing base, to fund future capital expenditures (including acquisitions) and for general working capital purposes.

Interest on the Notes will accrue from and including September 16, 2010 at a rate of 9 7/8% per year. Interest on the Notes is payable in cash semi-annually in arrears on April 1 and October 1, commencing on April 1, 2011. The Notes will mature on October 1, 2020. The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior debt (including our existing 8 1/2% Senior Notes due 2015 and our 8 7/8% Senior Notes due 2017). The Notes will rank senior to all of our existing and future subordinated debt, be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations, including indebtedness under our senior secured credit facility, and be structurally subordinated to all debt and other obligations of our non-guarantor subsidiaries. Similarly, the Guarantees will rank equally in right of payment with all of the existing and future senior debt of such subsidiary guarantors, including guarantees of our 8 1/2% Senior Notes and our 8 7/8% Senior Notes. The Guarantees will rank senior to all of the existing and future subordinated debt of such subsidiary guarantors, be effectively subordinated to all of the existing and future secured obligations of such subsidiary guarantors to the extent of the value of the assets securing such obligations, including guarantees under our senior secured credit facility, and be structurally subordinated to all debt and other obligations of our non-guarantor subsidiaries.

The Indenture contains covenants that limit the ability of us and certain of our subsidiaries to:

•	incur additional indebtedness;

•	make certain distributions, investments and other restricted payments;

•	create certain liens;

•	merge, consolidate or sell substantially all of our assets;

•	enter into transactions with affiliates;

•	sell assets; and

•	limit the ability of restricted subsidiaries to make payments to us.

These limitations are subject to a number of important qualifications and exceptions.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal of, premium, if any, accrued and unpaid interest, if any, and liquidated damages, if any, on all the Notes to be due and payable immediately.

We may, at our option, redeem some or all of the notes at any time on or after October 1, 2015, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest, if any, to the date of redemption.

On any one or more occasions prior to October 1, 2013, we, at our option, may redeem up to 35% of the aggregate principal amount of the Notes with proceeds of one or more qualified equity offerings at a redemption price of 109.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, and liquidated damages provided that:

•	at least 65% of the original principal amount of the Notes issued under the Indenture remains outstanding after each such redemption; and

•	the redemption occurs within 90 days after the closing of any such qualified equity offering.

If we experience certain kinds of changes of control, holders of the Notes will be entitled to require us to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest.

Registration Rights Agreement

On September 16, 2010, we entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which we agreed to use our commercially reasonable efforts to (i) file with the SEC a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) relating to a registered exchange offer for the Notes under the Securities Act, (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities

Act and (iii) complete the exchange offer within 270 days following September 16, 2010. If we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

Agreement Descriptions and Exhibits

In connection with the closing of the Notes offering, we are filing certain exhibits as part of this Current Report on Form 8-K. The descriptions of the provisions of the Indenture and the Registration Rights Agreement set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture dated September 16, 2010, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9 7/8% Senior Note due 2020 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Purchase Agreement dated as of September 13, 2010, by and among Chaparral Energy, Inc. and certain of its subsidiaries named therein, and J.P. Morgan Securities LLC, as representative of the several Initial Purchasers named therein.

10.2	Registration Rights Agreement dated September 16, 2010, among Chaparral Energy, Inc., the guarantors party thereto and the initial purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2010	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

4.1	Indenture dated September 16, 2010, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9 7/8% Senior Note due 2020 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Purchase Agreement dated as of September 13, 2010, by and among Chaparral Energy, Inc. and certain of its subsidiaries named therein, and J.P. Morgan Securities LLC, as representative of the several Initial Purchasers named therein.

10.2	Registration Rights Agreement dated September 16, 2010, among Chaparral Energy, Inc., the guarantors party thereto and the initial purchasers party thereto.